UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2006

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 4, 2006, the Audit Committee of the Company's Board of Directors approved certain amendments to the Company's Code of Conduct regarding the review of related person transactions. The amendments were adopted in response to the SEC's new rules regarding related person transactions contained in Item 404 of Regulation S-K.

The amendments appear in the Conflicts of Interest section of the Code of Conduct and, among other things, include the following:

- clarification of the reporting and review process for conflicts of interest;
- changes to the description of material interests and the definition of immediate family;
- additional exceptions to the policy for interests in transactions arising from public company directorships and employee benefit policies; and
- authorization for the Company's Compliance Officer to adopt additional procedures to monitor compliance with the policy.

The foregoing description of the Code of Conduct revisions does not purport to be complete, and is qualified in its entirety by reference to the full text of the revised Code of Conduct, which is filed as Exhibit 14.1 hereto and which is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

December 7, 2006	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

14.1	Code of Conduct (revised December 4, 2006)